Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-28597, 333-38855, 333-67457, 333-93427, 333-48730, 333-52158, 333-86140, 333-103789, 333-115015, 333-124513, 333-146770 and 333-159516) and Form S-3 (No. 333-174754) of Rambus, Inc. of our report dated August 5, 2011 relating to the financial statements of Cryptography Research, Inc., which appears in the Current Report on Form 8-K/A of Rambus, Inc. dated August 5, 2011.

/s/ PricewaterhouseCoopers LLP

San Jose, California
August 5, 2011